Exhibit 16.1

August 25, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Re:	Navios Maritime Holdings Inc.

File Ref No: 000-51047

Ladies and Gentlemen:

We have read the statements made by Navios Maritime Holdings Inc. (formerly International Shipping Enterprises, Inc.) in Item 4.01 of the accompanying Form 8-K, which is being filed with the Securities and Exchange Commission. We agree with the statements therein concerning our firm.

Very truly yours,

GOLDSTEIN GOLUB KESSLER LLP